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                                                                    EXHIBIT 11.1

                Continental Natural Gas, Inc. and Subsidiaries
                      Computation of Earnings Per Share



                                                                    Year Ended December 31,            Three Months Ended March 31,
                                                            -----------------------------------------  ----------------------------
                                                               1994           1995           1996          1996             1997
                                                               ----           ----           ----          ----             ----
PRIMARY EARNINGS PER SHARE

Income before extraordinary item                            $4,756,112     $5,109,951     $7,620,280    $1,367,611      $  986,528
Preferred dividends                                            (47,250)       (47,250)      (587,250)     (150,000)       (111,750)
                                                            ----------     ----------     ----------    ----------      ----------
Adjusted income before extraordinary item                   $4,708,862     $5,062,701     $7,033,030    $1,217,611      $  874,778
                                                            ----------     ----------     ----------    ----------      ----------

Net income                                                   4,756,112      5,109,951      7,193,060     1,367,611         986,528
Preferred dividends                                            (47,250)       (47,250)      (587,250)     (150,000)       (111,750)
                                                            ----------     ----------     ----------    ----------      ----------
Adjusted net income                                         $4,708,862     $5,062,701     $6,605,810    $1,217,611      $  874,778
                                                            ----------     ----------     ----------    ----------      ----------

Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

Weighted average number of shares outstanding                3,151,156      3,151,156      3,536,136     3,305,110       3,613,153
Dilutive effect of assumed exercise of options and
  warrants                                                      64,192         34,272
                                                            ----------     ----------     ----------     ---------      ----------

Weighted average number of common and common
  equivalent shares outstanding                              3,215,349      3,185,428      3,536,136     3,305,110       3,613,153
                                                            ----------     ----------     ----------     ---------      ----------

Primary Earnings Per Share:
  Income before extraordinary item                          $     1.46     $     1.59     $     1.99    $     0.37      $     0.24
                                                            ----------     ----------     ----------    ----------      ----------
  Net income                                                $     1.46     $     1.59     $     1.87    $     0.37      $     0.24
                                                            ----------     ----------     ----------    ----------      ----------


FULLY DILUTED EARNINGS PER SHARE

Income before extraordinary item                             4,756,112      5,109,951      7,620,280     1,367,611         986,528
Preferred dividends on nonconvertible preferred
  stock                                                        (47,250)       (47,250)
                                                            ----------     ----------     ----------    ----------      ----------
Adjusted income before extraordinary item                   $4,708,862     $5,062,701     $7,620,280    $1,367,611      $  986,528
                                                            ----------     ----------     ----------    ----------      ----------

Net income                                                   4,756,112      5,109,951      7,193,060     1,367,611         986,528
Preferred dividends on nonconvertible
  preferred stock                                              (47,250)       (47,250)
                                                            ----------     ----------     ----------    ----------       ---------
Adjusted net income                                          4,708,862      5,062,701      7,193,060     1,367,611         986,528
                                                            ----------     ----------     ----------     ---------       ---------


Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:


Weighted average number of shares outstanding                3,151,156      3,151,156      3,536,176     3,305,110       3,613,153
Dilutive effect of assumed conversion of preferred
  stock                                                                                      770,721       787,857         586,847
Dilutive effect of assumed exercise of options and
  warrants                                                      91,121         35,088        159,394        62,425         192,986
                                                            ----------     ----------     ----------    ----------      ----------

Weighted average number of common and common
  equivalent shares outstanding                              3,242,277      3,186,244      4,466,291     4,155,391       4,392,986
                                                            ----------     ----------     ----------    ----------      ----------

FULLY DILUTED EARNINGS PER SHARE:
  Income before extraordinary item                          $     1.45     $     1.59     $     1.71     $    0.33      $    $0.22
                                                            ----------     ----------     ----------    ----------      ----------
  Net income                                                $     1.45     $     1.59     $     1.61     $    0.33      $    $0.22
                                                            ----------     ----------     ----------    ----------      ----------


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